Exhibit 3.35

CERTIFICATE OF FORMATION

OF

SUNCOM WIRELESS PUERTO RICO OPERATING COMPANY LLC

The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

FIRST: The name of the limited liability company (hereinafter referred to as the “Company”) is SunCom Wireless Puerto Rico Operating Company LLC.

SECOND: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 16th day of November, 2004.

/s/ Edward J. O’Connell
Edward J. O’Connell, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: SUNCOM WIRELESS PUERTO RICO OPERATING COMPANY LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu thereof the following statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of June, A.D. 2005.

By:	/s/ Daniel E. Hopkins
Authorized Person(s)

Name:	Daniel E. Hopkins, Authorized Signer
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATON

1. Name of Limited Liability Company: SunCom Wireless Puerto Rico Operating Company LLC.

2. The Certificate of Formation of the limited liability company, filed on November 16, 2004, is hereby amended to read as follows:

“FIRST: The name of the limited liability company (hereinafter referred to as the “Company”) is T-Mobile Puerto Rico LLC.

IN WITNESS WHEREOF, the undersigned as sole manager of the Company has executed this Certificate on this 21st day of May, 2008.

Sole Manager: SUNCOM WIRELESS MANAGEMENT COMPANY, INC.

By:	/s/ David A. Miller
David A. Miller, Senior Vice President,
General Counsel and Secretary